Filed pursuant to Rule 424(b)(5)

Registration No. 333-236616

Prospectus Supplement

(To Prospectus dated March 10, 2020, as amended)

COLOR STAR TECHNOLOGY CO., LTD.

31,624,924 Ordinary Shares

Investor Warrants to Purchase 22,137,448 Ordinary Shares

22,137,448 Ordinary Shares Issuable upon Exercise of the Investor Warrants

Placement Agent Warrants to Purchase 948,748 Ordinary Shares

948,748 Ordinary Shares Issuable upon Exercise of the Placement Agent Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 31,624,924 Ordinary Shares directly to selected investors. The purchasers in this offering will also receive warrants to initially purchase an aggregate of 22,137,448 Ordinary Shares with a per share exercise price of $1.00. The warrants are exercisable immediately as of the date of issuance and expire 36 months from the date of issuance. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the Ordinary Shares issuable upon exercise thereof.

For a more detailed description of the Ordinary Shares and warrants, see the section entitled “Description of Our Securities We Are Offering” beginning on page S-9. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange.

Our Ordinary Shares trade on the NASDAQ Capital Market under the symbol “CSCW.” On September 23, 2021, the closing sale price of our Ordinary Shares was $0.87 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $95,357,767.23 based on 109,606,629 outstanding Ordinary Shares held by non-affiliates, and a per share price of $0.87, which was the last reported price on the NASDAQ Capital Market of our Ordinary Shares on September 23, 2021.

We have retained FT Global Capital, Inc. to act as the exclusive placement agent to use its best efforts to solicit offers from investors to purchase the securities in this offering. The placement agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent is not purchasing or selling any Ordinary Shares or warrants in this offering. We will pay the placement agent a fee equal to the sum of 7.0% of the aggregate purchase price paid by investors placed by the placement agent. Additionally, we will issue to the placement agent warrants to purchase 948,748 Ordinary Shares on substantially the same terms as the warrants sold in this offering, except that the placement agent warrants shall not be exercisable for a period of 6 months and shall expire 36 months after issuance and shall have no anti-dilution protection other than adjustments based on stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The placement agent warrant and Ordinary Shares underlying such warrant are being registered herein.

We estimate the total expenses of this offering, excluding the placement agency fees, will be approximately $0.5 million. Because there is no minimum offering amount, the actual offering amount, the placement agency fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above. We are not required to sell any specific number or dollar amount of the securities offered in this offering. Assuming we complete the maximum offering, the net proceeds to us from this offering will be approximately $21.5 million, not including the exercise of any warrants. We expect to deliver the shares and warrants to the purchasers on or before September 28, 2021.

	Per Unit	Total
Public offering price	$0.68	21,504,948.32
Placement agent fees(1)	$0.0476	1,505,346.38
Offering proceeds to us, before expenses	$0.6324	19,999,601.94

(1)	See “Plan of Distribution” for additional information regarding total compensation payable to the placement agent, including expenses for which we have agreed to reimburse the placement agent.

Our business and holding our Ordinary Shares involve a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 6 of the accompanying base prospectus and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

FT Global Capital, Inc.

The date of this prospectus supplement is September 24, 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, Ordinary Shares and warrants only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Ordinary Shares or warrants or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On February 25, 2020, we filed with the SEC a registration statement on Form F-3 (File No. 333-236616) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on March 10, 2020. Under this shelf registration process, we may, from time to time, sell up to $50,000,000 in the aggregate of Ordinary Shares, share purchase contracts, share purchase units, warrants, rights and units, of which approximately $14.3 million will remain available for sale following the offering and as of the date of this prospectus supplement, excluding the shares issuable upon exercise of the warrants issued in this offering.

The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to the “Company,” “Color Star,” “we,” “us” or “our” refer to Color Star Technology Co., Ltd.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including the documents referred to or incorporated by reference in this prospectus or statements of our management referring to our summarizing the contents of this prospectus, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the Securities and Exchange Commission, or the SEC include, but are not necessarily limited to, those relating to:

●	risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future;
●	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;
●	our potential lack of revenue growth;
●	our potential inability to add new products and services that will be necessary to generate increased sales;
●	our potential lack of cash flows;
●	our potential loss of key personnel;
●	the availability of qualified personnel;
●	international, national regional and local economic political changes;
●	general economic and market conditions;
●	increases in operating expenses associated with the growth of our operations;
●	the potential for increased competition; and
●	other unanticipated factors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC or in a prospectus supplement related to this prospectus for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “Color Star Technology Co., Ltd.”, “Color Star”, the “Company”, “we”, “us”, and “our” refer and relate to Color Star Technology Co., Ltd. and its consolidated subsidiaries.

Our Company

We are an entertainment and education company which provides online entertainment performances and online music education services via our wholly-owned subsidiary, Color China Entertainment Limited (“Color China”), a Hong Kong company.

Color Star Technology Co., Ltd. (formerly known as Huitao Technology Co., Ltd.) was founded as an unincorporated business on September 1, 2005, under the name TJS Wood Flooring, Inc., and became a C-corporation in the State of Delaware on February 15, 2007. On April 29, 2008, we changed our name to China Advanced Construction Materials Group, Inc.

On August 20, 2018, CACM was incorporated in the State of New York and is wholly owned by us. The establishment of CACM was to expand the Company’s business in the U.S. CACM has not commenced operations.

On December 27, 2018, we consummated a re-domicile merger pursuant to which we merged with and into China Advanced Construction Materials Group, Inc., a newly formed Cayman Islands exempted company and the surviving entity in the merger, pursuant to the terms and conditions of an Agreement and Plan of Merger adopted in July 2018. As a result of the merger, the Company is now governed by the laws of the Cayman Islands.

On July 16, 2019, upon effectiveness of the Company’s amendment and restatement of the Company’s memorandum and articles of association which was approved by the Company’s shareholders, the Company’s name was changed from China Advanced Construction Materials Group, Inc. to Huitao Technology Co., Ltd.

On December 31, 2019, we entered into a share exchange agreement with Sunway Kids International Education Group Ltd. (“Sunway Kids”) and its shareholders. On February 14, 2020, the Company consummated the acquisition of Sunway Kids whereby we issued 1,989,262 ordinary shares and $2 million of cash to be paid in exchange for all of the issued and outstanding share capital of Sunway Kids. The $2 million cash consideration is payable in five installments over five years according to an earn-out schedule. Sunway Kids thereby became our wholly-owned subsidiary. Prior to acquisition of Sunway Kids in February 2020, our core business was the concrete business in China. Through Sunway Kids and its variable interest entity, we were engaged in providing education and health services to day-care and preschools in China.

On March 10, 2020, CACM entered into a certain joint venture agreement (the “JV Agreement”) with Baydolphin, Inc., a company organized under the laws of New York (“Baydolphin”). Pursuant to the JV Agreement, CACM and Baydolphin have established a limited liability company under the laws of New York, Baytao LLC (“Baytao”), which planned to be the 100% owner of one or more operating entities in the U.S. to engage in the business of online and offline after-school education.

On May 1, 2020, upon effectiveness of the Company’s amendment and restatement of its memorandum and articles of association (which was approved by the Company’s shareholders), the Company’s name was changed from Huitao Technology Co., Ltd. to Color Star Technology Co., Ltd.

On May 6, 2020, the Company completed the disposition (the “Disposition”) of its former subsidiary, Xin Ao Construction Materials, Inc. (“BVI-ACM”), after obtaining its shareholders’ approval on April 27, 2020 and satisfaction or waiver of all other closing conditions. Upon the closing of the Disposition, Mr. Xianfu Han and Mr. Weili He became the sole shareholders of BVI-ACM and as a result, assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by BVI-ACM. Through the Deposition, the Company exited the concrete business.

On May 7, 2020, we entered into a Share Exchange Agreement (“Exchange Agreement”) with Color China Entertainment Limited (“Color China”), a Hong Kong limited company, and shareholders of Color China (the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Company will acquire all of the outstanding issued shares and other equity interests in Color China from the sellers (the “Acquisition”). On June 3, 2020, the transaction contemplated by the Exchange Agreement was consummated when the Company issued 4,633,333 ordinary shares of the Company to the Sellers and the Sellers transferred all of Color China’s issued and outstanding shares to the Company. Immediately after the Acquisition, Color Star owns 100% of Color China. Headquartered in Hong Kong, China, Color China is an emerging performance equipment and music education provider with a significant collection of performance specific assets and unique experience in working with many renowned artists.

On June 25, 2020, the Company and the former shareholders of Sunway Kids entered into an Amendment No. 2 (“Amendment”) to the Share Exchange Agreement dated December 31, 2019, as amended. Pursuant to the Amendment, the Company shall not make any Earn-out Payment to the former shareholders of Sunway Kids since Sunway Kids has been unable to conduct its normal operations due to the COVID-19 pandemic and management of Sunway Kids believes it will be very difficult to achieve its projected financial results. On the same day, Sunway Kids and Yanliang Han (the “Purchaser”), an unrelated third party, entered into certain share purchase agreement (the “Disposition SPA”). Upon the closing of the transaction contemplated by the Disposition SPA on June 25, 2020, the Purchaser became the sole shareholder of Sunway Kids and as a result, assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by Sunway Kids. By disposing Sunway Kids, the Company exited the preschool children online education service.

Effective October 1, 2020, the Company changed the ticker symbol of its Ordinary Shares traded on the Nasdaq Capital Market from “HHT” to “CSCW”, representing the abbreviation of “Color Star Color World.” Our online platform Color World is the new focus of our business.

On June 18, 2021, Modern Pleasure International Limited, a limited liability company, was incorporated in Hong Kong and is wholly owned by us. Modern Pleasure International Limited has not commenced operations.

On June 29, 2021, CACM entered into a share purchase agreement with Baydolphin. Pursuant to the agreement, CACM agreed to sell, and Baydolphin agreed to purchase 80% of the outstanding equity interest of Baytao for a consideration of $100. Prior to the sale, Baytao had no operation or asset. Upon completion of the sale, Baytao ceased to be a subsidiary of the Company.

Business Overview

We are an entertainment and education company providing online and offline innovative music education through our wholly-owned subsidiaries Color China. We strive to offer students professional artist training platform featured by exclusive content and live interaction, with the mission of delivering world-class entertainment learning experiences and promoting entertainment exchange between U.S. and China with our strong resources and deep connections in industry. We launched our online platform Color World App on September 10, 2020. The curriculum development created by us includes music, sports, animation, painting and calligraphy, film and television, life skills, etc., covering plenty of aspects of entertainment, sports and culture. At present, we have signed contracts with well-known international artists and more than 50 celebrity teachers have been retained to launch online lectures. The Color World App not only has celebrity lectures, but also celebrity concert videos, celebrity peripheral products, such as celebrity branded merchandise, and artist interactive communication. With the Chinese version and the English version, the Color World App has attracted worldwide users. We strive to build an all-star cultural and entertainment industry chain. To establish a new entertainment industry chain combining online and offline, we also plan to establish offline education institutions. The offline education base will train during the day and perform at night to make the training base a commercial operation. However, due to the COVID-19 pandemic, our plan to establish the offline education base has been delayed. The management of the Company will adjust our plan of development in accordance with the development of COVID-19.

The management believes that we, along with our alliance, have strong industry resources and influence to become a comprehensive online academy for global “future stars”.

The following diagram illustrates our current corporate structure:

Corporate Information

Our principal executive office is located on 7 World Trade Center, Suite 4621, New York, NY 10007. Our telephone number is (929) 317-2699. We maintain a website at https://colorstarinternational.com/ that contains information about our Company, though no information contained on our website is part of this prospectus. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 20-F and reports on Form 6-K filed with the United States Securities and Exchange Commission (the “SEC”) are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

THE OFFERING

Ordinary Shares offered by us pursuant to this prospectus supplement	31,624,924

Ordinary Shares to be outstanding after this offering	146,036,553, assuming no exercise of the warrants issued in this offering.

Warrants	Warrants to initially purchase 22,137,448 Ordinary Shares will be offered to the investors in this offering and warrants to initially purchase 948,748 Ordinary Shares will be issued to the placement agent as part of their fee. Each investor warrant may be exercised at any time on or after the date of issuance until the 36th month after the issuance of the warrants. Each placement agent warrant may be exercised at any time beginning 6 months after issuance and shall expire 36 months thereafter. Warrants to be offered to investors and the placement agent in this offering shall have a per share exercise price of $1.00. This prospectus also relates to the offering of the Ordinary Shares issuable upon exercise of the warrants. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the Ordinary Shares issuable upon exercise thereof.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares and warrants, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 6 of the accompanying prospectus, in our Annual Report on Form 20-F for the fiscal year ended June 30, 2020 and in the other documents incorporated by reference into this prospectus supplement.

Market for the Ordinary Shares and warrants	Our Ordinary Shares are quoted and traded on the NASDAQ Capital Market under the symbol “CSCW.” However, there is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange.

Unless specifically stated otherwise, the information in this prospectus supplement excludes 23,086,195 Shares issuable upon the exercise of warrants to be issued in this offering (including warrants issued to the placement agent), at a per share exercise price of $1.00 for warrants to be issued to the investors and the placement agent.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Ordinary Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

RISKS RELATED TO THIS OFFERING

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, subject to any agreed upon contractual restrictions under the terms of the securities purchase agreement, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the purchase agreement, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is no minimum offering amount required to consummate this offering.

There is no minimum offering amount which must be raised in order for us to consummate this offering. Accordingly, the amount of money raised may not be sufficient for us to meet our business objectives. Moreover, if only a small amount of money is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering. In addition, because there is no minimum offering amount required, investors will not be entitled to a return of their investment if we are unable to raise sufficient proceeds to meet our business objectives.

You will experience immediate dilution in the book value per share you purchase.

Because the price per share being offered is substantially higher than the book value per share of our Ordinary Shares, you will suffer substantial dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. After giving effect to the sale by us of 31,624,924 Ordinary Shares in this offering, and based on a public offering price of $0.68 per share and a net tangible book value per share of $0.62 as of December 31, 2020, without giving effect to the potential exercise of the warrants being offered by this prospectus supplement, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $0.06 per share in the net tangible book value of the Ordinary Shares purchased. See “Dilution” on page S-8 for a more detailed discussion of the dilution you will incur in connection with this offering.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Ordinary Shares.

The Ordinary Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Ordinary Shares may be sold in the public market following this offering. If there are significantly more Ordinary Shares offered for sale than buyers are willing to purchase, then the market price of our Ordinary Shares may decline to a market price at which buyers are willing to purchase the offered Ordinary Shares and sellers remain willing to sell our Ordinary Shares.

The Warrants may be dilutive to holders of our Ordinary Shares.

The ownership interest of the existing holders of our Ordinary Shares will be diluted to the extent that the Warrants are exercised. The Ordinary Shares underlying the Warrants represented approximately 13.7% of our Ordinary Shares outstanding as of September 23, 2021 (assuming that the total Ordinary Shares outstanding includes the 31,624,924 Ordinary Shares offered pursuant to this prospectus supplement and the 23,086,195 issuable upon exercise of the Warrants).

There is no public market for the warrants to purchase our ordinary shares in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

RISKS RELATED TO THE CURRENT PANDEMIC

Our business, results of operations and financial condition may be adversely affected by global public health epidemics, including the strain of coronavirus known as COVID-19.

In December 2019, a novel strain of coronavirus causing respiratory illness, or COVID-19, has surfaced in Wuhan, China, spreading at a fast rate in January and February of 2020, and has now developed to be a global pandemic. In reaction to this outbreak, an increasing number of countries imposed travel suspensions to and from China following the World Health Organization’s “public health emergency of international concern” (PHEIC) announcement on January 30, 2020. Since this outbreak, business activities in China and many other countries including U.S. have been disrupted by a series of emergency quarantine measures taken by the government.

As a result, our operations in China and U.S. have been materially affected. For example, we acquired Sunway Kids in February 2020 with the plan to engage education and health services to day-care and preschools in China, but due to the impact of COVID-19, Sunway Kids was unable to conduct its normal operations. Accordingly, we disposed Sunway Kids in June 2020. New York, where our U.S. operations are based, is currently significantly affected by COVID-19, which led to measures taken by the New York government trying to contain the spread of COVID-19, such as reduction on the number of people in gathering and travel restrictions. Additional travel and other restrictions may be put in place to further control the outbreak in U.S. Accordingly, our operation and business have been and will continue to be adversely affected as the results of the wide-spread pandemic. Management may have to adjust or change our business plan in response to the prolonged pandemic and change of social behavior.

The extent to which COVID-19 negatively impacts our business is highly uncertain and cannot be accurately predicted. We believe that the coronavirus outbreak and the measures taken to control it may have a significant negative impact on not only our business, but economic activities globally. The magnitude of this negative effect on the continuity of our business operation remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations, and as a result affect our stock price and create more volatility.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Shares offered by this prospectus supplement, after deducting the Placement Agent fee and other estimated expenses of this offering payable by us, will be approximately $19.5 million.

Although we have not yet determined with certainty the manner in which we will allocate the net proceeds of this offering, we expect to use the net proceeds from this offering for working capital, capital expenditures, product development, and other general corporate purposes, including investments in more sales and marketing in the United States and internationally. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors (the “Board”) and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board may deem relevant. Payments of dividends to our company are subject to restrictions including primarily the restriction that foreign invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2020:

●	on an actual basis;
●	on a pro forma basis, as adjusted basis to give effect to the exercise of warrants into 8,330,000 ordinary shares with an average exercise price of $0.55 from January 2021 to March 2021;
●	on a pro forma basis, as adjusted basis to give effect to the issuance of 2,160,000 ordinary shares for employee compensation in January 2021;
●	on a pro forma basis, as adjusted basis to give effect to the issuance of 1,815,000 ordinary shares in connection with copyrights acquisitions in February 2021;
●	on a pro forma basis, as adjusted basis to give effect to the issuance of 20,000,000 ordinary shares in February 2021 for $26.0 million in connection with a private offering;
●	on a pro forma basis, as adjusted basis to give effect to the issuance of 1,500,000 ordinary shares for employee compensation in March 2021;
●	on a pro forma basis, as adjusted basis to give effect to the issuances of 20,000,000 ordinary shares in March 2021 for $26.0 million in connection with a private placement;
●	on a pro forma basis, as adjusted basis to give effect to the issuances of 4,055,000 ordinary shares for employee compensation in August 2021;
●	on a pro forma, as adjusted basis to give effect to the sale of 31,624,924 Ordinary Shares at a price per share of $0.68, after deducting placement agent fees and expenses and estimated offering expenses payable by us.

	December 31, 2020
	Actual	Pro Forma
	US$	US$
Equity
Ordinary shares, par value $0.001 per share: 200,000,000 shares authorized, 56,551,811 shares issued and outstanding, actual; par value $0.01 per share: 200,000,000 shares authorized, 146,036,553 shares issued and outstanding, pro forma as adjusted (unaudited)	56,552	146,037
Additional paid-in capital	86,191,477	169,841,694
Deferred share compensation	(723,375)	(723,375)
Deficit	(66,897,346)	(73,019,146)
Total equity	18,627,308	96,245,210
Total capitalization	18,627,308	96,245,210

DILUTION

Your ownership interest, as a result of the issuance of the Ordinary Shares in this offering, will be diluted immediately to the extent of the difference between the offering price per Ordinary Shares and the pro forma net tangible book value per share of our Ordinary Shares after this offering.

Our historical net tangible book value as of December 31, 2020 was $70,556,638 or $0.62 per Ordinary Share. Historical net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the number of our Ordinary Shares outstanding as of December 31, 2020. Our net tangible book value on December 31, 2020 includes consideration of the following issuances:

●	Issuance of 8,330,000 ordinary shares upon exercise of warrants from March 2021 to March 2021;
●	Issuance of 2,160,000 ordinary shares for employee compensation in January 2021;
●	Issuance of 1,815,000 ordinary shares in connection with copyrights acquisitions in February 2021;
●	Issuance of 20,000,000 ordinary shares in February 2021 for $26.0 million in connection with a private offering;
●	Issuance of 1,500,000 ordinary shares for employee compensation in March 2021;
●	Issuance of 20,000,000 ordinary shares in March 2021 for $26.0 million in connection with a private placement;
●	Issuance of 4,055,000 ordinary shares for employee compensation in August 2021;

After giving effect to the sale by us in this offering of 31,624,924 Ordinary Shares at a price per share of $0.68, after deducting estimated placement agent fees and estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 2020 would have been approximately $146,036,735, or approximately $0.62 per Ordinary Share. This represents an immediate increase in pro forma net tangible book value of approximately $0.00 per Ordinary Share to our existing Ordinary Shareholders and an immediate dilution in pro forma as adjusted net tangible book value of approximately $0.62 per Ordinary Share to purchasers in this offering, as illustrated by the following table:

Public offering price per share		$0.68
Historical net tangible book value per share as of December 31, 2020	$0.62
Increase in pro forma as adjusted net tangible book value per share attributed to the investors purchasing shares issued in this offering	$0.00
Pro forma, as adjusted, net tangible book value per share after giving effect to this offering		$0.62
Dilution to pro forma, as adjusted, net tangible book value per share to new investors purchasing Shares in this offering		$(0.06)

The following table summarizes as of December 31, 2020, on a pro forma basis, as described above, the number of our Ordinary Shares, the total consideration and the average price per share (1) paid to us by our existing shareholders and (2) issued to persons in this offering at an offering price of $0.68 per share, before deducting estimated offering expenses payable by us:

	Ordinary Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing shareholders	114,411,811	78.3%	169,987,731	88.8%	$1.49
New investors	31,624,924	21.7%	21,504,948	11.2%	$0.68
Total	146,036,735	100.0%	$191,492,679	100.0%	$1.31

The total number of our ordinary shares reflected in the discussion and tables above is based on 56,551,811 Ordinary Shares outstanding as of December 31, 2020 plus issuance of 57,860,000 Ordinary Shares from January to August 2021, and excludes 23,086,195 Ordinary Shares issuable upon exercise of the warrants offered in this offering.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

Ordinary Shares

A description of our Ordinary Shares we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Share Capital,” starting on page 10 of the accompanying prospectus. As of September 23, 2021, we had 114,411,629 outstanding Ordinary Shares.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and being issued to the investors and placement agent (with some exceptions noted below) are summarized below. The form of warrant will be provided in this offering and will be filed as an exhibit to a Report of Foreign Issuer on Form 6-K with the SEC in connection with this offering.

The warrants to be issued to the investors will have an exercise price of $1.00 per Ordinary Share. The warrants are exercisable on or after the date of issuance and will terminate 36 months after the date of issuance. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment upon the occurrence of certain events, including, but not limited to, stock dividends or splits, business combination, sale of assets, similar recapitalization transactions, or other similar transactions. In addition, the exercise price of the investor warrants is subject to an adjustment in the event that we issue or are deemed to issue Ordinary Shares for less than the applicable exercise price of the warrant.

The warrant issuable to the placement agent shall generally be on the same terms and conditions as the investor warrants sold in this offering, except that the placement agent warrants (a) shall not be exercisable for a period of 6 months, (b) shall expire 36 months after the warrants are issued and (c) do not contain antidilution or price protection features other than adjustments in connection with stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of the warrants may exercise their warrants to purchase Ordinary Shares on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the warrants, the holder is required to pay the exercise price for the number of shares for which the warrant is being exercised in cash. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the Ordinary Shares issuable upon exercise thereof. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver Ordinary Shares issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the Ordinary Shares issuable upon exercise of the warrant within two trading days of our receipt of notice of exercise, subject to receipt of payment of the aggregate exercise price therefor.

The Ordinary Shares issuable on exercise of the warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the warrants, issued and fully paid and non-assessable. We will authorize and reserve at least that number of Ordinary Shares equal to 150% of the number of Ordinary Shares issuable upon exercise of all outstanding warrants.

If, at any time a warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our Ordinary Shares are converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive, the securities or other consideration to which a holder of the number of Ordinary Shares then deliverable upon the exercise or exchange of such warrants would have been entitled upon such consolidation or merger or other transaction. Additionally, in the event of a BSV fundamental transaction, as described in the warrants, each warrant holder will have the right to require us, or our successor, to repurchase the warrants for an amount equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the terms set forth in the warrant.

The exercisability of the warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) more than 4.99% or 9.99% (as applicable) of our Ordinary Shares.

In the event the volume weighted average price per Ordinary Shares exceeds 250% of the initial exercise price of the warrants for ten consecutive trading days, we may be eligible to require the investors to exercise the warrants by delivering an irrevocable notice of our intention to all of the warrant holders. The number of warrants subject to such demand may be limited by the trading volume of our Ordinary Shares during the three Trading Days prior to delivery of a notice to the holders and by the percentages mentioned in the prior paragraph.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE ORDINARY SHARES WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

No Market for Warrants

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited. In addition, in the event our Ordinary Shares price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Action Stock Transfer, 2469 E. Fort Union Blvd, Suite 214 Salt Lake City, UT 84121.

Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “CSCW”.

PLAN OF DISTRIBUTION

Placement Agency Agreement and Securities Purchase Agreement

FT Global Capital, Inc., which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement dated as of September 24, 2021. The offering of the securities offered hereby have been made only by the placement agent, and no other party is authorized to offer the securities offered hereby. The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable efforts to arrange for the sale of all of the securities offered hereby.

We will enter into a securities purchase agreement with the purchasers pursuant to which we will sell to the purchasers 31,624,924 Ordinary Shares and warrants to initially purchase up to 22,137,448 Ordinary Shares, at a price of $0.68 per share. We negotiated the price for the securities offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares and warrants by the placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the common course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

Under the securities purchase agreement, we will be precluded from engaging in equity or equity-linked securities offerings for a period of 90 days from closing of the offering, subject to certain exceptions.

In addition, we also agreed with the purchasers that while the warrants are outstanding, we will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which we:

●	issue or sell any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of our Ordinary Shares at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our Ordinary Shares, other than pursuant to a customary “weighted average” anti-dilution provision; or

●	enter into any agreement (including, without limitation, an “equity line of credit”) whereby we may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

We agreed with the purchasers that, subject to certain exceptions, if we issue securities within the 12 months following the closing of this offering, the purchasers shall have the right to purchase 35% of the securities on the same terms, conditions and price provided for in the proposed issuance of securities.

We also agreed to indemnify the purchasers against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the securities purchase agreement.

Fees and Expenses

We have agreed to pay the placement agent upon the closing of this offering a cash fee equal to 7.0% of the aggregate purchase price of the securities offered under this prospectus supplement and accompanying prospectus. In addition, we have agreed to pay additional compensation in the form of warrants to purchase 3.0% of the Ordinary Shares to be sold to the purchasers (or 948,748 Ordinary Shares assuming the maximum offering is completed) at an exercise price of $1.00 per share. Under the placement agent agreement, the placement agent is also entitled to additional tail compensation for any financings consummated within the twelve month period following the closing date of this offering to the extent that such financing is provided to us by investors that the placement agent had introduced to us.

The warrant issuable to the placement agent shall generally be on the same terms and conditions as the warrants sold in this offering, except that the placement agent warrants shall not be exercisable for a period of six months and shall expire 36 months after the warrants are issued and shall have no anti-dilution protection other than adjustments based on stock splits, stock dividends, combinations of shares and similar recapitalization transactions. Pursuant to FINRA Rule 5110(e)(1), with limited exceptions, neither the placement agent warrants nor any of the Ordinary Shares issued upon exercise of the placement agent warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date commencement of sales in this offering.

Because there is no minimum offering amount in this offering, the actual total placement agent fees are not presently determinable.

We are obligated to reimburse the placement agent for expenses incurred by it in connection with the offering, not to exceed $110,000.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We also have agreed to contribute to payments the placement agent may be required to make in respect of such liabilities. We have set aside an additional $250,000 in escrow to fund our indemnification obligations to the placement agent for a period of 12 months following the closing of this offering.

After deducting fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $19.5 million assuming completion of the maximum offering.

Delivery of Ordinary Shares and Warrants

Delivery of our Ordinary Shares and warrants issued and sold in this offering will occur on or before September 28, 2021.

LEGAL MATTERS

Certain legal matters relating to the offering of Ordinary Shares under this prospectus supplement will be passed upon for us by Conyers Dill & Pearman LLP with respect to matters of Cayman Islands law and by Kaufman & Canoles, P.C., Richmond, Virginia, with respect to matters of U.S. law. Certain legal matters in connection with this offering will be passed upon for the placement agent by Sheppard Mulllin Richter & Hampton LLP with respect to U.S. law.

EXPERTS

The consolidated financial statements of our Company for the years ended June 30, 2020 and 2019 appearing in our annual report on Form 20-F for the fiscal years ended June 30, 2020 and 2019 have been audited by Wei, Wei & Co. LLP, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the registrant after the date of filing the initial registration statement on Form F-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. In addition, the documents we are incorporating by reference as of the date hereof are as follows:

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2020, filed with the SEC on November 13, 2020 and amended by Form 20-F/A filed with the SEC on February 26, 2021;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on November 19, 2020, December 31, 2020, February 5, 2021, February 23, 2021, March 25, 2021, March 29, 2021, April 1, 2021, April 12, 2021, April 13, 2021, April 22, 2021, May 3, 2021, May 7, 2021, May 14, 2021, May 28, 2021, June 7, 2021, June 17, 2021, June 21, 2021, July 2, 2021, August 12, 2021 and September 24, 2021;

(3)	our Registration Statement on Form F-4, as amended, filed with the Commission on July 24, 2018;

(4)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-34515) filed with the Commission on October 30, 2009, including any amendment and report subsequently filed for the purpose of updating that description; and

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 7 World Trade Center, Suite 4621, New York, NY 10007, Attention: Basil Wilson, +1 (929) 317-2699.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to Ordinary Shares and warrants offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our Ordinary Shares, warrants and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. Copies of those filings can be obtained from the Commission’s Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. You may also call the Commission at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

ENFORCEABILITY OF CIVIL LIABILITIES

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to Conyers Dill & Pearman LLP, our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our M&A requires us to indemnify our officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 18, 2021

Color Star Technology Co., Ltd.

22,892,037 Ordinary Shares

This prospectus relates to the offer and resale of up to an aggregate of 22,892,037 ordinary shares (the “Shares”) of Color Star Technology Co., Ltd. (the “Company,” “we,” “us” or “our”), par value $0.001 per share (“Ordinary Shares”) currently held by such Selling Shareholders as follows: (a) 6,500,000 Ordinary Shares issued pursuant to certain purchase agreements entered on March 25, 2021; (b) 13,500,000 Ordinary Shares issued pursuant to certain purchase agreements entered on March 27, 2021; (c) 300,000 Ordinary Shares issued on August 27, 2020 pursuant to certain assignment; and (d) 2,100,000 Ordinary Shares purchased from other shareholders. The holders of the Shares are each referred to herein as a “Selling Shareholder” and collectively as the “Selling Shareholders.”

The Selling Shareholders identified in this prospectus, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale for the Shares that may be used by the Selling Shareholders, see the section entitled “Plan of Distribution” on page 13 . For a list of the Selling Shareholders, see the section entitled “Selling Shareholders” on page 12.

The Selling Shareholders may sell any, all or none of the Shares offered by this prospectus, and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder following the effective date of this registration statement.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “CSCW.” On August 16, 2021, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was $0.8531 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6  of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

This prospectus describes the general manner in which the Shares may be offered and sold. If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Shareholders may offer from time to time up to an aggregate of 22,892,037 Ordinary Shares. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

This prospectus does not constitute a public offer of the common shares, whether by way of sale or subscription, in the Cayman Islands. The common shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of the Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “Color Star,” “Color Star Technology,” “we,” “us,” “our,” “the Company” or similar words refer to Color Star Technology Co., Ltd., together with our subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

History and Development of the Company

We are an entertainment and education company which provides online entertainment performances and online music education services via our wholly-owned subsidiary, Color China Entertainment Limited (“Color China”), a Hong Kong company.

Color Star Technology Co., Ltd. (formerly known as Huitao Technology Co., Ltd.) was founded as an unincorporated business on September 1, 2005, under the name TJS Wood Flooring, Inc., and became a C-corporation in the State of Delaware on February 15, 2007. On April 29, 2008, we changed our name to China Advanced Construction Materials Group, Inc.

On August 20, 2018, CACM was incorporated in the State of New York and is wholly owned by us. The establishment of CACM was to expand the Company’s business in the U.S. CACM has not commenced operations.

On December 27, 2018, we consummated a re-domicile merger pursuant to which we merged with and into China Advanced Construction Materials Group, Inc., a newly formed Cayman Islands company and the surviving entity in the merger, pursuant to the terms and conditions of an Agreement and Plan of Merger adopted in July 2018. As a result of the reincorporation, the Company is now governed by the laws of the Cayman Islands.

On July 16, 2019, upon effectiveness of the Company’s amendment and restatement of the Company’s memorandum and articles of association which was approved by the Company’s shareholders, the Company’s name was changed from China Advanced Construction Materials Group, Inc. to Huitao Technology Co., Ltd.

On December 31, 2019, we entered into a share exchange agreement with Sunway Kids International Education Group Ltd. (“Sunway Kids”) and its shareholders. On February 14, 2020, the Company consummated the acquisition of Sunway Kids whereby we issued 1,989,262 ordinary shares and $2 million of cash to be paid in exchange for all of the issued and outstanding capital stock of Sunway Kids. The $2 million cash consideration is payable in five installments over five years according to an earn-out schedule. Sunway Kids thereby became our wholly-owned subsidiary. Prior to acquisition of Sunway Kids in February 2020, our core business was the concrete business in China. Through Sunway Kids and its variable interest entity, we were engaged in providing education and health services to day-care and preschools in China.

On March 10, 2020, CACM entered into a certain joint venture agreement (the “JV Agreement”) with Baydolphin, Inc., a company organized under the laws of New York (“Baydolphin”). Pursuant to the JV Agreement, CACM and Baydolphin have established a limited liability company under the laws of New York, Baytao LLC (“Baytao”), which planned to be the 100% owner of one or more operating entities in the U.S. to engage in the business of online and offline after-school education.

On May 1, 2020, upon effectiveness of the Company’s amendment and restatement of its memorandum and articles of association (which was approved by the Company’s shareholders), the Company’s name was changed from Huitao Technology Co., Ltd. to Color Star Technology Co., Ltd.

On May 6, 2020, the Company completed the disposition (the “Disposition”) of its former subsidiary, Xin Ao Construction Materials, Inc. (“BVI-ACM”), after obtaining its shareholders’ approval on April 27, 2020 and satisfaction or waiver of all other closing conditions. Upon the closing of the Disposition, Mr. Xianfu Han and Mr. Weili He became the sole shareholders of BVI-ACM and as a result, assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by BVI-ACM. Through the Deposition, the Company exited the concrete business.

On May 7, 2020, we entered into a Share Exchange Agreement (“Exchange Agreement”) with Color China Entertainment Limited (“Color China”), a Hong Kong limited company, and shareholders of Color China (the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Company will acquire all of the outstanding issued shares and other equity interests in Color China from the sellers (the “Acquisition”). On June 3, 2020, the transaction contemplated by the Exchange Agreement was consummated when the Company issued 4,633,333 ordinary shares of the Company to the Sellers and the Sellers transferred all of Color China’s issued and outstanding shares to the Company. Immediately after the Acquisition, Color Star owns 100% of Color China. Headquartered in Hong Kong, China, Color China is an emerging performance equipment and music education provider with a significant collection of performance specific assets and unique experience in working with many renowned artists.

On June 25, 2020, the Company and the former shareholders of Sunway Kids entered into an Amendment No. 2 (“Amendment”) to the Share Exchange Agreement dated December 31, 2019, as amended. Pursuant to the Amendment, the Company shall not make any Earn-out Payment to the former shareholders of Sunway Kids since Sunway Kids has been unable to conduct its normal operations due to the COVID-19 pandemic and management of Sunway Kids believes it will be very difficult to achieve its projected financial results. On the same day, Sunway Kids and Yanliang Han (the “Purchaser”), an unrelated third party, entered into certain share purchase agreement (the “Disposition SPA”). Upon the closing of the transaction contemplated by the Disposition SPA on June 25, 2020, the Purchaser became the sole shareholder of Sunway Kids and as a result, assumed all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by Sunway Kids. By disposing Sunway Kids, the Company exited the preschool children online education service.

Effective October 1, 2020, the Company changed the ticker symbol of its Ordinary Shares traded on the Nasdaq Capital Market from “HHT” to “CSCW”, representing the abbreviation of “Color Star Color World.” Our online platform Color World is the new focus of our business.

On June 18, 2021, Modern Pleasure International Limited, a limited liability company, was incorporated in Hong Kong and is wholly owned by us. Modern Pleasure International Limited has not commenced operations.

On June 29, 2021, CACM entered into a share purchase agreement with Baydolphin. Pursuant to the agreement, CACM agreed to sell, and Baydolphin agreed to purchase 80% of the outstanding equity interest of Baytao for a consideration of $100. Prior to the sale, Baytao had no operation or asset. Upon completion of the sale, Baytao ceased to be a subsidiary of the Company.

Business Overview

We are an entertainment and education company providing online and offline innovative music education through our wholly-owned subsidiaries Color China. We strive to offer students professional artist training platform featured by exclusive content and live interaction, with the mission of delivering world-class entertainment learning experiences and promoting entertainment exchange between U.S. and China with our strong resources and deep connections in industry. We launched our online platform Color World App on September 10, 2020. The curriculum development created by us includes music, sports, animation, painting and calligraphy, film and television, life skills, etc., covering plenty of aspects of entertainment, sports and culture. At present, we have signed contracts with well-known international artists and more than 50 celebrity teachers have been retained to launch online lectures. The Color World App not only has celebrity lectures, but also celebrity concert videos, celebrity peripheral products, such as celebrity branded merchandise, and artist interactive communication. With the Chinese version and the English version, the Color World App has attracted worldwide users. We strive to build an all-star cultural and entertainment industry chain. To establish a new entertainment industry chain combining online and offline, we also plan to establish offline education institutions. The offline education base will train during the day and perform at night to make the training base a commercial operation. However, due to the COVID-19 pandemic, our plan to establish the offline education base has been delayed. The management of the Company will adjust our plan of development in accordance with the development of COVID-19.

The management believes that we, along with our alliance, have strong industry resources and influence to become a comprehensive online academy for global “future stars”.

The following diagram illustrates our current corporate structure:

Corporate Information

Our principal executive office is located on 7 World Trade Center, Suite 4621, New York, NY 10007. Our telephone number is (929) 317-2699. We maintain a website at https://colorstarinternational.com/ that contains information about our Company, though no information contained on our website is part of this prospectus.

Data Protection — Privacy Notice

Scope

The legal basis for this notification is to meet the standards required in respect of, and ensure compliance with, the requirements of the Cayman Islands’ Data Protection Act, 2021 or the “DPA,” which came into effect in the Cayman Islands on 30 September 2019.

This privacy notice puts investors in the Company on notice that through your investment into the Company you may provide the Company with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). The Company collects, uses, discloses, retains and secures personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. The Company will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct the activities of the Company on an ongoing basis or to comply with legal and regulatory obligations to which the Company is subject. The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data. In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to the Company.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

What rights do individuals have in respect of personal data?

Under the DPA, individuals must be informed of the purposes for which their personal data is processed and this privacy notice fulfils the Company’s obligation in this respect. Individuals have rights under the DPA in certain circumstances.

These may include the right to request access to their personal data, the right to request rectification or correction of personal data, the right to request that processing of personal data be stopped or restricted and the right to require that the Company cease processing personal data for direct marketing purposes.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling: +1 (345) 946-6283 or by email at info@ombudsman.ky.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through the address and telephone number of our principal executive office. Our principal website is https://colorstarinternational.com/. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

ABOUT THIS OFFERING

This prospectus relates to the offer and resale by the Selling Shareholders of an aggregate of 22,892,037 Ordinary Shares. All of the Shares, when sold, will be sold by the Selling Shareholders. The Selling Shareholders may sell the Shares from time to time at prevailing market prices or at privately negotiated prices.

Ordinary Shares Offered by the Selling Shareholders:	22,892,037 Ordinary Shares.

Ordinary Shares Outstanding at August 16, 2021:	114,411,629 Ordinary Shares.

Use of Proceeds:	We will not receive any proceeds from the sale of the Shares offered by this prospectus by the Selling Shareholders.

Risk Factors:	An investment in the Shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 6 and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Symbol:	CSCW

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on November 13, 2020 and amended on February 26, 2021, and all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to the Ownership of Our Ordinary Shares

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On November 18, 2019, we received a notification letter from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying us that we are no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(b)(1) (the “Stockholder Equity Requirement”). The notification received had no immediate effect on the listing of the Company’s ordinary shares on Nasdaq. Nasdaq has provided us with 45 calendar days, or until January 2, 2020, to submit a plan to regain compliance with the minimum stockholders’ equity standard. If our plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the notification letter, or until May 16, 2019, to evidence compliance. On January 2, 2020, we submitted our plan of compliance to Nasdaq.

On January 24, 2020, we received a notice (the “Notice”) from Nasdaq stating that we were not able to regain compliance with the Stockholder Equity Requirement or the alternative criteria set forth in Nasdaq Listing Rule 5550(b) and that the Staff had determined to seek to delist the Company’s securities from Nasdaq unless the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”). On January 28, 2020 we requested a hearing before the Panel. Such stays any suspension or delisting action by Nasdaq pending the completion of the hearing process. On January 30, 2020, we received a hearing instruction letter from Nasdaq stating that the delisting action referenced in the Notice has been stayed, pending a final written decision by the Panel.

On March 12, 2020, the Company appeared before the Panel to demonstrate its ability to regain compliance with the Stockholder Equity Requirement and subsequently submitted supplemental information to the Panel on March 23, 2020 pursuant to the Panel’s request. By a letter dated April 16, 2020, the Company was notified by Nasdaq that the Panel had determined to continue the listing of the Company’s ordinary shares based upon the Company’s compliance with the Stockholder Equity Requirement. Additionally, the Panel advised in such letter that is has placed the Company under a Panel Monitor (the “Monitor”) that shall last through April 15, 2021. Pursuant to that Monitor and as provided in the Nasdaq Rules, if at any time during the monitor period the Company fails to maintain compliance with any listing standard, Nasdaq will issue a Staff Delisting Determination and the Hearings Department will promptly schedule a new hearing.

Separately, on March 5, 2020, we received a notification letter from Nasdaq notifying us that we are no longer in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). The notification received has no immediate effect on the listing of the Company’s ordinary shares on Nasdaq. Under the Nasdaq Listing Rules, the Company had until September 1, 2020 to regain compliance. If at any time during such 180-day period the closing bid price of the Company’s ordinary shares is at least $1 for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance.

On August 10, 2020, we received a letter from Nasdaq notifying the Company that it had regained compliance with Nasdaq Listing Rules 5550(a)(2), as the Company maintained a closing bid price of $1.00 per share or greater for twenty (20) consecutive days from July 13, 2020 through August 7, 2020. On October 18, 2020, we received a notification letter from Nasdaq notifying us that we are no longer in compliance with the Bid Price Requirement again and were granted 180 days or until April 13, 2021 to regain compliance. On April 12, 2021, we received a letter from Nasdaq notifying the Company that it had regained compliance with Nasdaq Listing Rules 5550(a)(2). On April 19, 2021, we received a notification letter from Nasdaq notifying us that its Panel has determined to continue the listing of the Company’s securities on Nasdaq.

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. There can be no assurance that the Company will be able to maintain the compliance with the Nasdaq rules. If we fail to comply with the Bid Price Requirement or any other listing rules when required in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

The price of our ordinary shares historically has been volatile, which may affect the price at which you could sell the ordinary shares.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CSCW.” The market price for the ordinary shares has varied between a high bid price of $2.67 on March 30, 2021 and a low bid price of $0.36 on September 24, 2020 in the 12-month period ended on August 16, 2021. This volatility may affect the price at which you could sell the ordinary shares. The ordinary share price are likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the following:

●	variations in our revenues, earnings and cash flows;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our services or our industry;

●	announcements of new regulations, rules or policies relevant for our business;

●	additions or departures of key personnel;

●	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were to be involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We do not intend to pay dividends on our ordinary shares for the foreseeable future, but if we intend to do so our holding company structure may limit the payment of dividends to our stockholders.

While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in Hong Kong dollar (“HKD”), fluctuations in the exchange rate for the conversion of HKD into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling our ordinary shares.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our ordinary shares becomes a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our ordinary shares will qualify for exemption from the Penny Stock Rule. In any event, even if our ordinary shares were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the ordinary shares, the market price for the ordinary shares and trading volume could decline.

The trading market for our ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our ordinary shares, the market price for our ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ordinary shares to decline.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies that have substantially all of their operations in the PRC have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations, and any investment in our ordinary shares could be greatly reduced or even rendered worthless.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of NASDAQ. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may, follow home country practice in lieu of the above requirements, or we may choose to comply with the Nasdaq requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Since a majority of our board of directors will not consist of independent directors, fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

While we have spun off all of our Chinese subsidiaries as of June 30, 2020, adverse regulatory developments in China may subject us to additional regulatory review and expose us to government interference, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult.

While our operating entity Color China is based in Hong Kong, not mainland China, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may become subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective, including detailed disclosure related to VIE structures and whether the VIE and the issuer, when applicable, received or were denied permission from Chinese authorities to list on U.S. exchanges and the risks that such approval could be denied or rescinded. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. While we do not maintain a VIE structure and we have spun off all Chinese subsidiaries as of June 30, 2020, we might be subject to a variety of PRC laws because we have business activities in China from time to time. We cannot guarantee that we will not be subject to tightened regulatory review and exposed to government interference in China. In light of the recent regulatory and policy developments in China and government actions taken by the PRC government, including possible imposition of restrictions and/or approval requirements on China-based companies raising capital offshore, the offering of our securities may be subject to additional disclosure requirements and review that the SEC or other regulatory authorities in the United States may adopt for companies with China-based operations.

Risks Related to the Current Pandemic

Our business, results of operations and financial condition may be adversely affected by global public health epidemics, including the strain of coronavirus known as COVID-19.

In December 2019, a novel strain of coronavirus causing respiratory illness, or COVID-19, has surfaced in Wuhan, China, spreading at a fast rate in January and February of 2020, and has now developed to be a global pandemic. In reaction to this outbreak, an increasing number of countries imposed travel suspensions to and from China following the World Health Organization’s “public health emergency of international concern” (PHEIC) announcement on January 30, 2020. Since this outbreak, business activities in China and many other countries including U.S. have been disrupted by a series of emergency quarantine measures taken by the government.

As a result, our operations in China and U.S. have been materially affected. For example, we acquired Sunway Kids in February 2020 with the plan to engage education and health services to day-care and preschools in China, but due to the impact of COVID-19, Sunway Kids was unable to conduct its normal operations. Accordingly, we disposed Sunway Kids in June 2020. New York, where our U.S. operations are based, is currently significantly affected by COVID-19, which led to measures taken by the New York government trying to contain the spread of COVID-19, such as reduction on the number of people in gathering and travel restrictions. Additional travel and other restrictions may be put in place to further control the outbreak in U.S. Accordingly, our operation and business have been and will continue to be adversely affected as the results of the wide-spread pandemic. Management may have to adjust or change our business plan in response to the prolonged pandemic and change of social behavior.

The extent to which COVID-19 negatively impacts our business is highly uncertain and cannot be accurately predicted. We believe that the coronavirus outbreak and the measures taken to control it may have a significant negative impact on not only our business, but economic activities globally. The magnitude of this negative effect on the continuity of our business operation remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations, and as a result affect our stock price and create more volatility.

Risks Related to the Cayman Islands Law

Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands has recently enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision), or the Cayman Economic Substance Act. The Company is required to comply with the Cayman Economic Substance Act. As the Company is a Cayman Islands company, compliance obligations include filing annual notifications for the Company, which need to state whether the Company is carrying out any relevant activities and if so, whether the Company has satisfied economic substance tests to the extent required under the Cayman Economic Substance Act. As it is a new regime, it is anticipated that the Cayman Economic Substance Act will evolve and be subject to further clarification and amendments. The Company may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Cayman Economic Substance Act. Failure to satisfy these requirements may subject the Company to penalties under the Cayman Economic Substance Act.

We are not clear about the ramifications of the Financial Action Task Force’s increased monitoring of the Cayman Islands for us.

In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list.” When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that timeframe. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for the Company.

PRIVATE PLACEMENTS

On June 28, 2021, we closed a private placement of 3,000,000 Ordinary Shares, at a purchase price of $1.30 per share for an aggregate offering price of $3,900,000 (the “First Private Placement”). The net proceeds from this offering are being used for working capital and general corporate purposes. The First Private Placement was conducted pursuant to a securities purchase agreement (“First Purchase Agreement”), dated March 25, 2021, by and between us and Minye Wang.

On June 28, 2021, we closed a private placement of 3,500,000 Ordinary Shares, at a purchase price of $1.30 per share for an aggregate offering price of $4,550,000 (the “Second Private Placement”). The net proceeds from this offering are being used for working capital and general corporate purposes. The Second Private Placement was conducted pursuant to a securities purchase agreement (“Second Purchase Agreement”), dated March 25, 2021, by and between us and Yihan Lin.

On June 28, 2021, we closed a private placement of 3,000,000 Ordinary Shares, at a purchase price of $1.30 per share for an aggregate offering price of $3,900,000 (the “Third Private Placement”). The net proceeds from this offering are being used for working capital and general corporate purposes. The Third Private Placement was conducted pursuant to a securities purchase agreement (“Third Purchase Agreement”), dated March 27, 2021, by and between us and Zubair Ahsan.

On June 28, 2021, we closed a private placement of 3,500,000 Ordinary Shares, at a purchase price of $1.30 per share for an aggregate offering price of $4,550,000 (the “Fourth Private Placement”). The net proceeds from this offering are being used for working capital and general corporate purposes. The Fourth Private Placement was conducted pursuant to a securities purchase agreement (“Fourth Purchase Agreement”), dated March 27, 2021, by and between us and Ullah Sabar.

On June 28, 2021, we closed a private placement of 3,500,000 Ordinary Shares, at a purchase price of $1.30 per share for an aggregate offering price of $4,550,000 (the “Fifth Private Placement”). The net proceeds from this offering are being used for working capital and general corporate purposes. The Fifth Private Placement was conducted pursuant to a securities purchase agreement (“Fifth Purchase Agreement”), dated March 27, 2021, by and between us and Li Yan.

On June 28, 2021, we closed a private placement of 3,500,000 Ordinary Shares, at a purchase price of $1.30 per share for an aggregate offering price of $4,550,000 (the “Sixth Private Placement”). The net proceeds from this offering are being used for working capital and general corporate purposes. The Sixth Private Placement was conducted pursuant to a securities purchase agreement (“Sixth Purchase Agreement;” collectively with the First Purchase Agreement, the Second Purchase Agreement, the Third Purchase Agreement, the Fourth Purchase Agreement, and the Fifth Purchase Agreement, the “Purchase Agreements”), dated March 27, 2021, by and between us and Ahmed Muhammad Abrar.

The Private Placements were completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

SELLING SHAREHOLDERS

The Shares being offered by the Selling Shareholders include the shares issued to the Selling Shareholders and the share purchased from the Selling Shareholders from other shareholders of the Company. For additional information regarding the issuance of these securities, see “Private Placements” on page 11  of this prospectus. We are registering the Shares in order to permit the Selling Shareholders to offer such shares for resale from time to time. Except for the ownership of the Shares, the transactions contemplated pursuant to the Purchase Agreements, and as disclosed in this section under “Material Relationships with Selling Shareholders”, none of the Selling Shareholders have had any material relationship with us within the past three years.

The following table sets forth certain information with respect to each Selling Shareholder, including (i) the Ordinary Shares beneficially owned by the Selling Shareholder prior to this offering, (ii) the number of Shares being offered by the Selling Shareholder pursuant to this prospectus and (iii) the Selling Shareholders’ beneficial ownership after completion of this offering. The registration of the Shares issuable to the Selling Shareholders does not necessarily mean that the Selling Shareholders will sell all or any of such shares, but the number of Ordinary Shares and percentages set forth in the final two columns below assume that all Shares being offered by the Selling Shareholders are sold. See “Plan of Distribution.”

The table is based on information supplied to us by the Selling Shareholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes voting or investment power with respect to Ordinary Shares. This information does not necessarily indicate beneficial ownership for any other purpose.

This prospectus covers the resale of up to an aggregate of 22,892,037 Shares that may be sold or otherwise disposed of by the Selling Shareholders. See “Private Placements” in this prospectus for further details relating to the Shares.

	Number of Ordinary Shares Owned Prior to Offering (1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering(2)	Percentage Beneficially Owned After Offering(2)
Yihan Lin	3,500,000	3,500,000	0	*
Minye Wang	3,000,000	3,000,000	0	*
Ahmed Muhammad Abrar	3,500,000	3,500,000	0	*
Li Yan	3,500,000	3,500,000	0	*
Ullah Sabar	3,500,000	3,500,000	0	*
Zubair Ahsan	3,000,000	3,000,000	0	*
Lu Jian(3)	1,000,000	1,000,000	0	*
Shuwen Wang(4)	1,100,000	1,100,000	0	*
Dawei Chen	300,000	300,000	0	*
Jianling Chen(5)	492,037	492,037	0	*
TOTAL	22,892,037	22,892,037	0	*	%

*Less	than 1%

(1)	Based on information obtained from the Selling Shareholders.

(2)	The number of shares owned and the percentage of beneficial ownership after this offering set forth in these columns are based on 114,411,629 Ordinary Shares outstanding on August 17, 2021.
(3)	Lu Jian purchased 1,000,000 restricted Ordinary Shares from another shareholder on January 21, 2021. This shareholder purchased his shares from a prior affiliate entity of the Company in 2020.
(4)

Shuwen Wang purchased 100,000 restricted Ordinary Shares from another shareholder on August 5, 2020. This shareholder received his shares from the Company as consultancy fee in 2019. Shuwen Wang purchased 1,000,000 restricted Ordinary Shares from another shareholder on January 21, 2021. This shareholder purchased his shares from a prior affiliate entity of the Company in 2020.

(5)	Jianling Chen purchased 234,634 restricted Ordinary Shares from Xianfu Han, a former CEO of the Company, and purchased 257,403 restricted Ordinary Shares from Weili He, a former CFO of the Company, both on January 1, 2021.

Material Relationships with Selling Shareholders

In addition to the transactions described above in “Private Placements,” we have had the following material relationships with the Selling Shareholders in the last three (3) years:

On August 27, 2020, we issued 300,000 Ordinary Shares to Dawei Chen, pursuant to an asset purchase agreement dated August 21, 2021 between us and an individual, and an assignment agreement and a debt settlement and release agreement, both dated August 27, 2021 between Dawei Chen and the same individual.

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of the Shares under this prospectus. We will not receive any proceeds from these sales. The Selling Shareholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

See “Plan of Distribution” elsewhere in this prospectus for more information.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and are informing the Selling Shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Kaufman & Canoles, P.C. to the extent governed by the laws of the United States, and by Conyers Dill & Pearman LLP to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus for the years ended June 30, 2020 and 2019 have been audited by Wei, Wei & Co., LLP, an independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the year ended June 30, 2020 and 2019 are included in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2020, filed with the SEC on November 13, 2019 and amended by Form 20-F/A filed with the SEC on February 26, 2021;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on November 19, 2020, December 31, 2020, February 5, 2021, February 23, 2021, March 25, 2021, March 29, 2021, April 1, 2021, April 12, 2021, April 13, 2021, April 22, 2021, May 3, 2021, May 7, 2021, May 14, 2021, May 28, 2021, June 7, 2021, June 17, 2021, June 21, 2021, July 2, 2021 and August 12, 2021;

(3)	our Registration Statement on Form F-4, as amended, filed with the Commission on September 20, 2018;

(4)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-34515) filed with the Commission on October 30, 2009, including any amendment and report subsequently filed for the purpose of updating that description; and

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 7 World Trade Center, Suite 4621, New York, NY 10007, Attention: Basil Wilson, +1 (929) 317-2699

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at https://colorstarinternational.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.